Exhibit 99.1

Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archgroup.com

PRESS RELEASE

ARCH CAPITAL GROUP LTD.
ANNOUNCES REDEMPTION OF 5.25% SERIES E PREFERRED SHARES

PEMBROKE, BERMUDA, August 30, 2021 – Arch Capital Group Ltd. [NASDAQ: ACGL] announced today that it has called for redemption on Sept. 30, 2021 (the “Redemption Date”) all 18,000 of its outstanding 5.25% Series E Non-Cumulative Preferred Shares (the “Series E Preferred Shares”) represented by 18,000,000 depositary shares each of which represents a 1/1,000th interest in a Series E Preferred Share (the “Depositary Shares” and together with the Series E Preferred Shares, the “Shares”). The Series E Preferred Shares will be redeemed at a redemption price equal to $25,000 per Series E Preferred Share (or $25.00 per Depositary Share) (the “Redemption Price”). The Redemption Price will be paid on the Redemption Date to holders of record of the Shares on the Redemption Date. In addition, the record holders of the Shares as of Sept. 15, 2021, will receive the previously announced dividend for the third quarter of 2021 of $328.125 per Series E Preferred Share (or $0.328125 per Depositary Share), which will be paid on the Redemption Date.
On the Redemption Date, the Shares will be deemed to cease to be outstanding, dividends will cease to accrue and all rights, other than the right to receive the Redemption Price, and the Redemption Price will become due and payable on each Share.
The notice of redemption has been provided to registered holders of the Series E Preferred Shares today. Requests for additional copies of the notice of redemption and the related materials should be directed to the redemption agent, American Stock Transfer & Trust Company, LLC at toll-free (877) 248-6417 or (718) 921-8317.
About Arch Capital Group Ltd.
Arch Capital Group Ltd., a publicly listed Bermuda exempted company with approximately $16.7 billion in capital at June 30, 2021, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward−looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and the Company’s ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of the Company’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including pandemics such as COVID-19; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; the Company’s ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses the Company has acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to the Company of reinsurance to manage the Company’s gross and net exposures; the failure of others to meet their obligations to the Company; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR and other factors identified in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”).
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.

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Source:	Arch Capital Group Ltd.
arch-corporate

Contact:	Arch Capital Group Ltd.
François Morin
(441) 278-9250
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